<u>ASSIGNMENT AND ASSUMPTION OF DEBT AGREEMENT</u>

THIS ASSIGNMENT AND ASSUMPTION OF DEBT AGREEMENT (this "***Agreement***"), is made and entered into this 16th day of January 2026 (the "***Effective Date***"), by and between Jones Soda Co., a corporation formed under the laws of Washington with an address of 1522 Western Avenue, Suite 24150, Seattle, WA 98101 (the "***Assignor***"), Two Shores Capital Corp., a corporation formed under the laws of Ontario (the "***Assignee***"), and MJ Reg Disrupters, LLC, a Delaware limited liability company (the "***Debtor***"). Each of Assignor, Assignee, and Debtor may be referred to individually as a "***Party***" and collectively as the "***Parties***".

<u>RECITALS</u>

WHEREAS, the Debtor is indebted to the Assignor pursuant to that certain Secured Promissory Note dated June 19, 2025, attached hereto as Exhibit A (the "***Note***"); and

WHEREAS, the outstanding principal balance remaining owed to Assignor pursuant to the Note as of the Effective Date is two million dollars (USD $2,000,000.00) (the "***Outstanding Debt***"); and

WHEREAS, the Assignee wishes to acquire, and the Assignor wishes to grant, assign, transfer and set over unto the Assignee the Note, and its entire right, title, and interest in and to the Outstanding Debt upon the terms and conditions contained in this agreement.

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning assigned to such capitalized words in the Note.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations, and warranties hereinafter contained and the sum of one million, four hundred thousand dollars (USD $1,400,000.00) (the "***Purchase Price***") now paid by the Assignee to the Assignor and for other good and valuable consideration, the receipt of which are acknowledged, and subject to the terms and conditions hereinafter set out, the parties agree as follows:

1. <u>Recitals</u>. The recitals stated above are true and correct, are incorporated herein, and form an integral part of this Agreement.

2. <u>Representations, Warranties and Covenants of the Assignor.</u>

    2.1. The Assignor represents, warrants, and covenants to the Assignee that:

        2.1.1. the above premises are true and complete, that the Outstanding Debt is outstanding, and that the Debtor has been given notice of this assignment by the Assignor; and

        2.1.2. The Note has not been modified, amended, altered or changed by Assignor or Debtor in any manner

2.1.3. To Assignor's knowledge, the Note is not currently secured by any collateral other than as defined in the Note.

2.1.4. the Assignor now has a good right, full power and absolute authority to assign its right, title and interest in and to the Outstanding Debt according to the true intent and meaning of this Agreement.

2.2. The representations, warranties and covenants contained in Section 2 are provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article 2 will survive the signing of this Agreement.

3. Assignment of the Outstanding Debt. The Assignor grants, assigns, transfers, and sets over unto the Assignee its entire right, title and interest in and to the Note and to the Outstanding Debt, including, without limitation, all rights, benefits and advantages of the Assignor to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder.

4. Acceptance and Indemnification. Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all services and obligations required under the Note accruing on or after the Effective Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Note remains in full force and effect. Assignee shall indemnify, defend and hold harmless Assignor, its affiliates, agents and assigns, from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs and expenses of every nature whatsoever, including attorneys' fees, which arise from or relate to the Note on or after the Effective Date.

5. Representations, Warranties and Consent of Debtor

5.1. The Debtor agrees and consents to the assignment of the Note, including Assignor's interest in the Outstanding Debt to the Assignee pursuant to the terms and conditions of this Agreement and the Note.

5.2. To Debtor’s knowledge, the Note is not currently secured by any collateral other than as defined in the Note.

5.3. Debtor will keep and perform the obligations to be kept and performed by it under the Note and this Agreement.

5.4. The Debtor represents, warrants and covenants to the Assignee that the Outstanding Debt is due and owing as of the Effective Date.

6. Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, applicable law, and/or any regulatory body, and the receipt and sufficiency of

which are hereby acknowledged, as additional consideration to Assignee, Assignor hereby grants to Assignee 550,000 stock warrants in common shares of Assignor (each a "***Warrant***"). Each Warrant initially shall be exercisable for one fully paid and nonassessable share of common stock, at $.40 per share. Each Warrant shall have a term of three (3) years from the Effective Date, expiring on January 16, 2029.

7. Default.

7.1. If there shall be an Event of Default under the Note on the part of Debtor which goes uncured as set forth in the Note, for any reason, Assignee may, at its option, pursue any available remedy it may be entitled under the Note. Additionally, should Debtor not make any payments required to make under the Note, Assignor expressly reserves the right to terminate the License Agreement, subject to any applicable cure periods.

7.2. The specified remedies to which Assignee and/or Assignor may resort under the terms of this Assignment and/or the Note are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such applicable Party may be lawfully entitled in case of any breach or threatened breach by Assignee of any provision hereof or within the Note.

7.3. Nothing contained in this Assignment and no act or action taken or done by Assignee pursuant to the powers and rights granted it hereunder or under any instrument collateral hereto shall be deemed to be a waiver by Assignee of any of its rights and remedies against Debtor under the Note.

7.4. The right of Assignee to collect and enforce collection of the Outstanding Debt and to enforce any security and collateral held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by Assignee hereunder.

8. Miscellaneous

8.1. Notices. All notices required hereunder shall be valid if in writing and mailed by either registered or certified mail, return receipt requested, postage prepaid, or via national recognized overnight carrier to the appropriate party at the address set forth above. Any Party may change its specified address by written notice to the other party in accordance with the terms hereof.

8.2. Governing Law. This Agreement shall be governed under the laws of the State of Texas, without regard to the conflicts of law provisions thereof.

8.3. Choice of Venue. Each of the Parties hereto irrevocably submits to the jurisdiction of the state and federal courts in the State of Texas, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties hereto irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court located in the State of Texas and hereby further irrevocably and

unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.4. Severability. If any provision of this Agreement shall become illegal, invalid, unenforceable or against public policy for any reason, or shall be held by any court of competent jurisdiction to be illegal, invalid, unenforceable or against public policy, then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect. In lieu of each provision that becomes or is held to be illegal, invalid, unenforceable or against public policy, there shall be automatically added to this Agreement a provision as similar in substance to the objectionable provision as may be possible and still be legal, valid, enforceable and in compliance with public policy.

8.5. Waiver. The waiver or failure of any Party to exercise in any respect any right provided for herein shall not be deemed a waiver of any future right hereunder, nor shall any such waiver by any party be deemed a continuing waiver. No delay or omission by any Party in exercising any right hereunder, at law, or in equity, or otherwise, shall impair any such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any right preclude other or further exercise thereof.

8.6. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, contains the sole and entire agreements between the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, understanding, negotiations, and agreements (whether written or oral) among the Parties or between any of them with respect to the subject matter of this Agreement and the Note.

8.7. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

8.9. Survival. The provisions of this Agreement that by their sense and context are intended to survive the termination or expiration of this Agreement shall survive.

8.10. WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVER ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW OR EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM

RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BY TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

{signature page to follow}

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION OF DEBT AGREEMENT

The Parties have executed this Assignment and Assumption of Debt Agreement as of the Effective Date.

ASSIGNOR:

JONES SODA CO.

By: ______________________
Name: Brian Meadows
Title: CFO

ASSIGNEE:

TWO SHORES CAPITAL CORP.

By: ______________________
Name: Sean Rosas
Title: CEO

DEBTOR:

MJ REG DISRUPTERS, LLC

By: ______________________
Name: Gabriel Carimi
Title: CEO

EXHIBIT A